UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2018 (September 27, 2018)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Short Term Loan

On September 27, 2018, Cool Holdings, Inc., a Maryland corporation (the “Company”), entered into an unsecured promissory note (the “Short Term Note”) with Rein Voigt, as the lender.  Pursuant to the terms of the Short Term Note, the Company borrowed $400,000.00 from Mr. Voigt.  The Short Term Note matures, and becomes due and payable in full, on October 1, 2018 together with a one-time fee of $4,000.00 in lieu of interest (the “Loan Fee”).  Unless an event of default occurs under the Short Term Note, no interest, fees or other charges shall accrue under the Short Term Note other than the Loan Fee.  In the event of certain events of default under the Short Term Note, in addition to the Loan Fee, interest shall accrue on the unpaid principal amount outstanding under the Short Term Note at the rate of 8.0% simple interest per year, compounded annually, until the Short Term Note is repaid in full.  Mr. Voigt is the Company’s Chief Operating Officer.

The foregoing description of the Short Term Note does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Subsidiary Debt Consolidation

On September 30, 2018, the Company entered into a Promissory Note Consolidation Agreement (the “Consolidation Agreement”) with one of its stockholders, Delavaco Holdings, Inc., as lender (“Delavaco”).  Pursuant to the terms of the Consolidation Agreement, the Company assumed an aggregate of $2,107,003.51 of outstanding debt obligations (the “Outstanding Debt”), which included principal and interest, owed to Delavaco by three of its subsidiaries, OneClick International, LLC, ICON Networks, LLC and Cooltech Holding Corp.

Upon the assumption by the Company of the Outstanding Debt, the Company and Delavaco entered into an unsecured promissory note (the “Consolidated Note”), which such Consolidated Note restated the repayment terms and conditions of the Outstanding Debt in full.  Pursuant to the terms and conditions of the Consolidated Note, the Outstanding Debt accrues simple interest at 8.0% per year, compounded annually, and the Consolidated Note has a maturity date of March 31, 2021.  No regularly scheduled periodic payments of principal or interest are due under the Consolidated Note, and, unless there is an earlier event of default, all outstanding and unpaid principal and interest under the Consolidated Note is due and payable in a single lump sum payment at maturity.  The Company may prepay the Consolidated Note at any time prior to maturity without penalty.

Furthermore, in connection with the assumption of the Outstanding Debt and pursuant to the terms and conditions of the Consolidation Agreement, Delavaco terminated, effective September 30, 2018, any and all security interests that were granted to it by OneClick International, LLC, ICON Networks, LLC and Cooltech Holding Corp. relating to any Outstanding Debt assumed by the Company.

The foregoing descriptions of the Consolidation Agreement and Consolidated Note do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As a result of executing the Short Term Note and Consolidated Note, the Company is indebted to Rein Voigt and Delavaco in the amounts of $400,000.00 and $2,107,003.51, respectively.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2018 the Company issued 59,000 shares of its common stock to a consultant in connection with a consulting agreement (the “Stock Issuance”).  The shares of common stock issued in connection with the Stock Issuance were not issued out of the Company’s existing, shareholder approved, 2015 Equity Incentive Plan (the

“Plan”).  As a result, the Stock Issuance violated Nasdaq Listing Rule 5635(c), which requires shareholder approval prior to the issuance of securities in connection with an equity compensation arrangement with a consultant.

On September 27, 2018, the Company and the consultant entered into a supplement to the consultant’s consulting agreement terminating the Stock Issuance (the “Supplemental Agreement”).  Pursuant to the terms of the Supplemental Agreement, the consultant was issued 36,000 shares of common stock from the Plan, and the Company agreed to issue the remaining 23,000 shares of common stock to the consultant from the Plan within ten days following shareholder approval to increase the authorized shares available for issuance under the Plan.

On October 2, 2018, the Company received a written notification from the Nasdaq Listing Qualifications Staff indicating that the Company has regained compliance with Nasdaq Listing Rule 5635(c) and that the matter is now closed.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Unsecured Promissory Note issued September 27, 2018 by Cool Holdings, Inc. in favor of Rein Voigt with a principal face amount of $400,000.00.
10.2

Promissory Note Consolidation Agreement dated September 30, 2018 by and among Cool Holdings, Inc., Delavaco Holdings, Inc., Cooltech Holding Corp., Cooltech Distribution, LLC and OneClick International, LLC.

10.3	Unsecured Promissory Note issued September 30, 2018 by Cool Holdings, Inc. in favor of Delavaco Holdings, Inc. with a principal face amount of $2,107,003.51.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	October 3, 2018	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer